Exhibit 10.23

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to that certain Employment Agreement dated November 2, 2012 (this “Amendment”) is made by and between Gold Resource Corporation (the “Company”) and Barry D. Devlin (the “Employee”), effective as of December 1, 2014, with reference to the following facts:

WHEREAS, (i) the Company and the Employee entered into that certain Employment Agreement effective November 2, 2012 (the “Agreement”) and (ii) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals and the provisions contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment. The Agreement is hereby amended as follows:

Section 4.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“4.1Base Salary.  As compensation for the Employee’s services rendered hereunder, the Company shall pay to the Employee a base salary at an annual rate equal to three hundred thirty thousand dollars ($330,000) (the “Base Salary”).  The Base Salary shall be payable to the Employee in accordance with the Company’s standard payroll policies for management personnel.”

2.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado without regard to the conflict of laws of such state.

3.

Counterparts. This Amendment may be executed in separate counterparts, each of which so executed and delivered shall constitute an original but all such counterparts shall together constitute one and the same instrument and any one of which may be used to evidence this Amendment.

4.

Severability. All provisions of this Amendment are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Amendment and the parties hereto agree to cooperate to provide a legal substitute for any provision which is prohibited by law.

5.

Entire Agreement; Modifications and Amendments. This Amendment, together with the Agreement, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings both oral and written, between the parties with respect to the subject matter hereof. No provision of this Amendment may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the parties to this Amendment.

IN WITNESS WHEREOF, each of the parties hereto have executed this Amendment to be effective as of the date first written above.

THE COMPANY:

Gold Resource Corporation, a Colorado corporation

By: /s/ Jason Reid

Name: Jason Reid

Title: Chief Executive Officer and President

EMPLOYEE:

By: /s/ Barry D. Devlin

Barry D. Devlin